Exhibit 99.2

The Longaberger Company

Financial Report

December 31, 2012

Contents

Report Letter	1

Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-15

Independent Auditor’s Report

To the Board of Directors

The Longaberger Company

Report on the Financial Statements

We have audited the accompanying financial statements of The Longaberger Company, which comprise the balance sheet as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the  appropriateness  of  accounting  policies  used  and  the  reasonableness  of  significant  accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Longaberger Company as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

April 1, 2013

Balance Sheet

	December 31,	December 31,
	2012	2011

Assets

Current Assets
Cash	$440,453	$376,052
Accounts receivable - Net of allowance for doubtful accounts of approximately $129,000 in 2012 and $167,000 in 2011	1,410,580	1,470,363
Inventory - Net (Note 2)	19,290,189	24,207,531
Property held for sale	—	1,500,000
Prepaid expenses and other current assets	1,317,695	1,364,734
Total current assets	22,458,917	28,918,680
Property and Equipment - Net (Note 3)	59,516,212	99,400,105
Other Assets - Net of reserve for notes receivable of approximately $208,000 for both 2012 and 2011	1,342,661	1,102,388
Total assets	$83,317,790	$129,421,173

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$6,347,953	$5,730,607
Revolving line of credit (Note 4)	8,625,167	15,500,245
Current portion of long-term debt (Note 5)	956,748	5,790,223
Accrued and other current liabilities:
Payroll and other taxes	1,083,493	1,307,577
Salaries and wages	936,418	937,871
Customer advance payments	2,240,629	1,902,457
Other accrued liabilities	3,507,097	4,346,001
Total current liabilities	23,697,505	35,514,981
Long-term Debt - Net of current portion (Note 5)	5,267,395	6,500,000
Stockholders’ Equity	54,352,890	87,406,192
Total liabilities and stockholders’ equity	$83,317,790	$129,421,173

See Notes to Financial Statements.

Statement of Operations

	Year Ended
	December 31, 2012	December 31, 2011
Revenue
Baskets and other products	$84,718,460	$97,497,108
Shipping and handling	8,262,429	10,120,857
Destinations	19,889,193	23,550,954
Total revenue	112,870,082	131,168,919
Less program costs, discounts, and retainage	(38,988,444)	(41,899,322)
Net revenue	73,881,638	89,269,597

Cost of Revenue
Baskets and other products	22,522,979	26,713,657
Shipping and handling	8,739,966	10,954,309
Destinations	18,804,966	22,036,675
Impairment of property and equipment	12,144,038	497,610
Loss on disposal of assets	5,244,410	83,673
Total cost of revenue	67,456,359	60,285,924
Gross Profit	6,425,279	28,983,673
Operating Expenses
Selling, general, and administrative expenses	29,968,755	31,183,313
Loss on disposal of assets	6,079,989	708,091
Total operating expenses	36,048,744	31,891,404
Operating Loss	(29,623,465)	(2,907,731)
Nonoperating Income (Expense)
Interest income	3,852	3,815
Interest expense	(2,899,923)	(3,821,234)
Other expense - Net	(533,766)	(530,994)
Total nonoperating expense	(3,429,837)	(4,348,413)
Net Loss	$(33,053,302)	$(7,256,144)

See Notes to Financial Statements.

Statement of Stockholders’ Equity

	Common Stock Class A	Common Stock Class B	Additional Paid-in Capital	Retained Earnings	Total

Balance - January 1, 2011	$1,020	$980	$2,504	$94,657,832	$94,662,336

Net loss	—	—	—	(7,256,144)	(7,256,144)

Balance - December 31, 2011	1,020	980	2,504	87,401,688	87,406,192

Net loss	—	—	—	(33,053,302)	(33,053,302)

Balance - December 31, 2012	$1,020	$980	$2,504	$54,348,386	$54,352,890

See Notes to Financial Statements.

Statement of Cash Flows

	Year Ended
	December 31, 2012	December 31, 2011

Cash Flows from Operating Activities
Net loss	$(33,053,302)	$(7,256,144)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	6,560,026	7,260,909
Loss on disposal of property and equipment	11,324,399	791,764
Loss on impairment - Property and equipment	12,144,038	497,610
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable and other assets	438,629	1,426,210
Inventory	4,917,342	6,325,722
Accounts payable and accrued liabilities	(447,094)	(5,068,709)
Customer advance payments	338,172	(723,573)

Net cash provided by operating activities	2,222,210	3,253,789
Cash Flows from Investing Activities
Purchase of property and equipment	(584,037)	(612,583)
Proceeds from sale of property and equipment	12,153,875	2,599,115

Net cash provided by investing activities	11,569,838	1,986,532
Cash Flows from Financing Activities
Net payments on revolving line of credit	(6,875,078)	(825,441)
Proceeds from debt	6,600,000	—
Payments on long-term debt	(12,666,080)	(4,444,297)
Debt issuance costs	(786,489)	—

Net cash used in financing activities	(13,727,647)	(5,269,738)

Net Increase (Decrease) in Cash	64,401	(29,417)

Cash - Beginning of year	376,052	405,469

Cash - End of year	$440,453	$376,052

Supplemental Cash Flow Information - Cash paid for interest	$3,251,319	$3,302,624

See Notes to Financial Statements.

Notes to Financial Statements

December 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies

The Longaberger Company (the “Company”) manufactures hand-woven baskets and woodcraft products that are sold together with other home products primarily by independent sales consultants through home shows throughout the United States.  The Company also operates retail shops, showrooms, restaurants, and a golf course through its Destinations division.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires  management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.   Actual results could differ from those estimates.

Accounts Receivable - Accounts receivable consists primarily of amounts due from the Company’s independent sales consultants. The Company grants credit without collateral to independent sales consultants who are located throughout the United States. The allowance for doubtful accounts determination is based on whether the amounts are due from active or inactive independent sales associates and the length of time the account is past due.

Reclassification - Certain 2011 amounts for impairment expense and loss on disposal of assets have been reclassified to conform to the 2012 presentation.

Inventory - Inventory is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

Property Held for Sale - In 2011, property held for sale represents the value of a hotel and related real estate held at the lower of cost or market value. The Company stopped depreciating the hotel during 2011 when the Company entered into a nonbinding contract to sell the related property. Furthermore, the Company recognized a loss on the related property of approximately $498,000 during 2011 when it became apparent that the estimated sales price was less than the net book value. The hotel was sold during 2012 and no assets are held for sale as of December 31, 2012.

Property  and  Equipment  -  Property  and  equipment  are  recorded  at  cost.  The straight-line method is used for computing depreciation.  Assets are depreciated over their estimated useful lives. Costs of maintenance and repairs are charged to expense when incurred.

Notes to Financial Statements

December 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies

(Continued)

Intangible Assets - Intangible assets subject to amortization consist of various patents and tradenames. Intangible assets are stated at cost and are amortized using the straight- line method over the estimated useful lives of the assets. Other assets include approximately $293,000 and $483,000 of intangible assets, net of accumulated amortization at December 31, 2012 and 2011, respectively.  Amortization expense of approximately $173,000 and $185,000 was recorded on the statement of operations for the years ended December 31, 2012 and 2011, respectively. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.

Debt Issuance Costs - Debt issuance costs were incurred by the Company in connection with obtaining financing under its revolving line of credit and term loan. Other assets include approximately $743,000 and $409,000 of debt issuance costs, net of accumulated amortization at December 31, 2012 and 2011, respectively. These costs are amortized over the term of the related debt.  Amortization expense for the years ended December 31, 2012 and 2011 was approximately $603,000 and $615,000, respectively.

Impairment or Disposal of Long-lived Assets - The Company reviews the recoverability of long-lived assets, including buildings, equipment, internal-use software, and other assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future pretax cash flows (undiscounted and without interest charges) of the related operations.  If these cash flows are less than the carrying value of such an asset, an impairment loss is recognized for the difference between estimated fair value and carrying value.  The measurement of  impairment  requires  management  to  make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. The property held for sale is subject to measurement at fair value on a nonrecurring basis.

During 2012, the Company determined that, based on estimated future cash flows, the carrying  amount  of  the  golf  course  assets  exceeds  its  fair  value  by  approximately $12,144,000; accordingly, an impairment loss of that amount was recognized and is included on the statement of operations. During 2011, the Company recorded an impairment loss of approximately $498,000 on the asset held for sale, which represents the difference between the carrying value and the fair value of the property.

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework  for  determining  fair  value  is  based  on  a  hierarchy  that  prioritizes  the valuation techniques and inputs used to measure fair value.

Notes to Financial Statements

December 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies

(Continued)

Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly.  These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset.  These Level 3 fair value measurements are based  primarily  on  management’s  own  estimates  using  pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

The  Company  measured  the  long-lived  assets  noted  above  at  fair  value  on  a nonrecurring basis, resulting in the recorded impairment losses.  The fair value estimate was based primarily on Level 3 inputs as described above. The fair value of the long- lived  assets  was  determined  by  real  estate  appraisal  valuations  using  income capitalization and sales comparison approaches based on expected cash flows, discount rates, market sales prices, and other inputs and assumptions.

Fair Value of Financial Instruments - Financial instruments consist of accounts receivable, notes receivable, accounts payable, and debt.  The carrying amount of all significant financial instruments approximates fair value due to either the short maturity or the existence of variable interest rates that approximate prevailing market rates.

Income Taxes - Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S Corporation.  Generally, the income of an S Corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro rata share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

As of December 31, 2012 and 2011, the Company’s unrecognized tax benefits were not significant. There were no significant penalties or interest recognized during the year or accrued at year end.

The Company files income tax returns in U.S. federal and various state jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before December 2009.

Notes to Financial Statements

December 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies

(Continued)

Revenue Recognition - The Company recognizes revenue when its product is shipped for its direct sales and e-commerce businesses and at point of sale for in-store retail sales.

Subsequent Events - The financial statements and related disclosures include evaluation of events through and including April 1, 2013, which is the date the financial statements were available to be issued.

Note 2 - Inventory

Inventory at December 31, 2012 and 2011 consists of the following:

	2012	2011
Raw materials and supplies	$1,708,063	$3,423,488
Work in progress	521,535	539,772
Finished goods	2,225,956	2,974,903
Purchased products	10,604,951	9,828,655
Destinations	4,022,815	7,209,437
Promotional supplies	206,869	231,276
Total inventory	$19,290,189	$24,207,531

Included in total inventory is the reserve for excess/retired inventory of approximately $7,170,000 and $5,854,000 as of December 31, 2012 and 2011, respectively.

Notes to Financial Statements

December 31, 2012 and 2011

Note 3 - Property and Equipment

Property and equipment are summarized as follows:

	2012	2011	Depreciable Life - Years
Land	$7,617,348	$15,733,474	—
Land improvements	37,023,618	41,029,946	10-31
Buildings	98,052,136	133,774,715	10-31
Machinery and equipment	92,389,677	114,993,122	5-10
Motor vehicles and aircraft	1,614,302	2,225,244	3-5
Furniture and fixtures	10,761,016	11,542,661	5-10
Computer equipment and software	22,119,443	23,595,889	3-10
Leasehold improvements	—	2,059,977	5-31
Construction in progress	108,633	1,522,209	—
Total cost	269,686,173	346,477,237
Accumulated depreciation	210,169,961	247,077,132
Net property and equipment	$59,516,212	$99,400,105

Depreciation expense was approximately $6,387,000 in 2012 and $7,076,000 in 2011.

During 2012, operating property and equipment with a carrying amount of approximately $21,937,000 were listed and sold.  The Company recognized a loss on sale of approximately $11,324,000 during 2012. The proceeds received from the sale were used to pay down existing debt outstanding as disclosed in Note 5.

Certain property was held for sale as of December 31, 2011.  The property had a cost of approximately $4,805,000 and accumulated depreciation and impairment reserves of approximately $3,305,000.

Note 4 - Revolving Line of Credit

During 2012, the Company refinanced the expired line of credit with a new lender. Under the refinanced line of credit, the Company has available borrowings up to $15,000,000, limited to a formula based primarily on accounts receivable and inventory. The new agreement matures on October 23, 2015 and interest accrues daily at 1.75 percent above the higher of the bank’s prime rate or the federal funds effective rate plus 0.50 percent (an effective rate of 5.0 percent at December 31, 2012).  The line of credit is collateralized by substantially all assets of the Company.

Notes to Financial Statements

December 31, 2012 and 2011

Note 4 - Revolving Line of Credit (Continued)

In 2011, the Company’s revolving line of credit agreement allowed for borrowings up to $29,000,000 with interest payable monthly at the greater of LIBOR plus an applicable margin or 3.5 percent plus an applicable margin (an effective rate of 10.0 percent at December 31, 2011). The line of credit expired on September 16, 2012. Commitment fees of approximately $62,000 and $54,000 are included in interest expense for the years ended December 31, 2012 and 2011, respectively.

At December 31, 2012 and 2011, the unused portion on the line of credit was $6,374,833 and $13,499,755, respectively.

Under the revolving line of credit agreement, the Company is subject to various financial covenants. See Note 5 for further details.

Note 5 - Long-term Debt

Long-term debt at December 31 is as follows:

	2012	2011
Note payable to a financial institution in quarterly installments of $1,000,000 including interest at either LIBOR plus 8.5 percent or the greater of 7.5 percent above the prime rate or 7.5 percent above the federal funds rate (an effective rate of 8.87 percent as of December 31, 2011). The note is collateralized by substantially all assets of the Company and was due on September 18, 2012. This note was repaid and replaced with a $6,500,000 term note in October 2012 as described below	$—	$12,290,223

On October 23, 2012, the Company obtained a $6,500,000 term loan from a bank. The interest rate on the term debt is 5.75 percent above the higher of the bank’s prime rate or the federal funds effective rate plus 0.50 percent (an effective rate of 9 percent as of December 31, 2012). The term loan, which is collateralized by substantially all Company assets, is due in monthly installments of interest only through March 31, 2013. Monthly payments of principal and interest commence April 1, 2013 and the loan is due in full on October 23, 2015	6,160,907	—

Notes to Financial Statements

December 31, 2012 and 2011

Note 5 - Long-term Debt (Continued)

	2012	2011
Term loan for $100,000 due in monthly installments of principal and interest of $3,260 with a fixed rate of 0.89 percent. The loan is collateralized by the equipment and matures in February 2015	$63,236	$—
Total	6,224,143	12,290,223
Less current portion	956,748	5,790,223
Long-term portion	$5,267,395	$6,500,000

The balance of the above debt matures as follows:

2013	$956,748
2014	1,262,805
2015	4,004,590
Total	$6,224,143

Under the agreements with the bank, the Company is subject to certain financial covenants, including a minimum EBITDA amount, fixed charge coverage, and limitations on capital expenditures and management fees.

Note 6 - Operating Leases

The Company is obligated under operating leases primarily for certain equipment, expiring at various dates through 2092. Total rent expense under these leases was approximately $1,066,000 and $1,657,000 for the years ended December 31, 2012 and 2011, respectively.

The Company leases certain warehouse and storage space from an entity related through common stockholders.  On June 30, 2011, the lease was terminated in its entirety and all obligations were released.  Rent expense incurred for this lease was approximately $264,000 for the year ended December 31, 2011.

Notes to Financial Statements

December 31, 2012 and 2011

Note 6 - Operating Leases (Continued)

Future minimum annual commitments under these operating leases are as follows:

Years Ending December 31	Amount
2013	$509,505
2014	75,322
2015	49,385
2016	27,494
2017	1,200
Thereafter	90,000
Total	$752,906

Note 7 - Self-insurance

The Company has a self-insured medical plan covering all of its eligible employees.  The Company’s individual excess risk benefit level per employee for the years ended December 31, 2012 and 2011 was $200,000 with total exposure limited to $5,000,000. Losses in excess of these limitations are covered by reinsurance.  Amounts expensed by the Company under the plan were approximately $2,133,000 and $2,584,000 for the years ended December 31, 2012 and 2011, respectively. The Company has recorded an accrual of approximately $235,000 and $389,000 at December 31, 2012 and 2011, respectively, for known claims and estimated claims incurred but not reported.

Furthermore, the Company is self-insured for workers’ compensation.  The Company has obtained specific excess reinsurance coverage for claims in excess of $1,000,000 per accident.  Amounts charged to operations related to this plan totaled approximately $387,000 and $760,000 in 2012 and 2011, respectively.  The Company has recorded an accrual of approximately $1,442,000 and $2,154,000 at December 31, 2012 and 2011, respectively, for known claims and estimated claims incurred but not reported.

Note 8 - Capital Stock

As of December 31, 2012 and 2011, common stock consists of 2,500 authorized, issued, and outstanding shares of no par value Class A stock, with a stated value of $0.408 and 2,500 authorized, issued, and outstanding shares of no par value, nonvoting Class B stock, with a stated value of $0.392, respectively.

Note 9 - Retirement Plans

The Company sponsors a 401(k) plan for all employees age 21 and over. The plan provides for the Company to make a discretionary matching contribution.  Employer contributions become fully vested after three years of employment. There were no employer contributions in 2012 or 2011.

Notes to Financial Statements

December 31, 2012 and 2011

Note 10 - Contingencies

The Company has a noncancelable maintenance agreement for certain information technology services requiring payments of approximately $351,000 each year through 2014.

The Company is subject to claims and lawsuits in the ordinary course of its business.  It is the Company’s policy to vigorously defend any action brought against it, to the fullest extent, in the normal legal process.  In the opinion of management, the outcome of these actions, which is not clearly determinable at the present time, is either adequately covered by insurance, or if not insured, will not, in the aggregate, have a material adverse effect upon the Company’s financial position or its results of operations.

Note 11 - Management’s Plans

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has sustained substantial operating losses in recent years and has seen a reduction in net sales in successive years. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its obligations as they become due, and the success of its future operations.

Management believes the following actions presently being taken to revise the Company’s operations provide the opportunity for the Company to continue as a going concern:

•                      Refinancing of the line of credit and term debt and amendment of covenants through October 2015

•                      The Company exceeded budgeted sales of baskets and other products for the fourth quarter of 2012 and picked up new business lines that are expected to add profit in 2013.

•                      Continuous plans to sell unused, vacant land and underutilized property of which proceeds are being used to pay down outstanding debt balances

•                      Updates to the Sales Field Career Plan completed July 1, 2012 driving recruiting growth

•                      Continuous expense management through budget reviews and challenging new costs/contracts

•                      Selling older excess inventory through showrooms and online store

Notes to Financial Statements

December 31, 2012 and 2011

Note 12 - Subsequent Events

On March 18, 2013, certain Longaberger stockholders exchanged their stock for debt which is in part convertible to shares in a public company, CVSL.  This transaction resulted in a change of control of Longaberger which is now majority owned by CVSL. The Company is in the process of evaluating the effects of this transaction on the Company’s financial statements.